PRICING SUPPLEMENT NO. 29                                         Rule 424(b)(3)
DATED:  August 1, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000   Floating Rate Notes [X]   Book Entry Notes [X]

Original Issue Date: 8/6/2002   Fixed Rate Notes [_]      Certificated Notes [_]

Maturity Date: 9/5/2003         CUSIP#: 073928XK4

Option to Extend Maturity:      No [X]
                                Yes [_] Final Maturity Date:

                                                 Optional            Optional
                            Redemption           Repayment           Repayment
      Redeemable On          Price(s)             Date(s)            Price(s)
      -------------          --------             -------            --------

           N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_] Commercial Paper Rate               Minimum Interest Rate: N/A

[_] Federal Funds Effective Rate

[_] Federal Funds Open Rate             Interest Reset Date(s): Daily

[_] Treasury Rate                       Interest Reset Period: Daily

[_] LIBOR Reuters                       Interest Payment Date(s): *

[_] LIBOR Telerate

[X] Prime Rate +

[_] CMT Rate

Initial Interest Rate: 1.88%            Interest Payment Period: Quarterly and
                                                                 at Matruity

Index Maturity: N/A

Spread (plus or minus): -2.87%

+     Prime Rate as reported on Telerate Page 5 under the heading "Bank
      Rates/Prime."

*     On the 5th of September, December, March, June and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.